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                                                                EXHIBIT 11

                              WMS INDUSTRIES INC.

                      COMPUTATION OF NET INCOME PER SHARE
                    (In thousands, except per share amounts)


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
                                                                         Year ended June 30,
                                                                1997            1996            1995
                                                                ----            ----            ----

PRIMARY

Shares:
  Weighted average number of shares outstanding                   24,187          24,122          24,102
  Net effect of dilutive stock options or stock options
    exercised during the year -- based on the treasury
    stock method using the average market price                      147              --              --
                                                                --------        --------        --------
  Weighted average number of shares outstanding as adjusted       24,334          24,122          24,102
                                                                ========        ========        ========

Earnings:
  Loss from continuing operations                               $(46,797)       $(17,752)       $ (6,127)
                                                                ========        ========        ========
  Loss from continuing operations per primary share             $  (1.92)       $  (0.74)       $  (0.25)
                                                                ========        ========        ========
  Net income                                                    $ 40,695        $  4,539        $ 19,207
                                                                ========        ========        ========
  Net income per primary share                                  $   1.67        $   0.19        $   0.80
                                                                ========        ========        ========

FULLY DILUTED

Shares:
  Weighted average number of shares outstanding                   24,187          24,122          24,102
  Net effect of dilutive stock options or stock options
     exercised during the year -- based on the treasury
     stock method using the year-end market price, if higher
     than average market price or market price at date
     of exercise                                                     751              --              --

  Weighted average number of additional shares for the
    5 3/4% subordinated convertible debentures based on the
    if converted method                                            2,081              --              --
                                                                --------        --------        --------
  Weighted average number of shares outstanding as adjusted       27,019          24,122          24,102
                                                                ========        ========        ========

Earnings:
  Loss from continuing operations                               $(46,797)       $(17,752)       $ (6,127)
  Interest expense on 5 3/4% subordinated convertible
    debentures                                                  $  3,496        $     --        $     --
  Income tax reduction from interest expense                    $ (1,387)       $     --        $     --
                                                                --------        --------        --------
  Loss from continuing operations                               $(44,688)       $(17,752)       $ (6,127)
                                                                ========        ========        ========
  Loss from continuing operations per fully diluted share       $  (1.65)       $  (0.74)       $  (0.25)
                                                                ========        ========        ========

  Net income                                                    $ 40,695        $  4,539        $ 19,207
  Interest expense on 5 3/4% subordinated convertible
    debentures                                                  $  3,496        $     --        $     --
  Income tax reduction from interest expense                    $ (1,387)       $     --        $     -
                                                                --------        --------        --------
  Net income                                                    $ 42,804        $  4,539        $ 19,207
                                                                ========        ========        ========
  Net income per fully diluted share                            $   1.58        $   0.19        $   0.80
                                                                ========        ========        ========

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